As filed with the Securities and Exchange Commission on May 14, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Knowles Corporation
(Exact name of registrant as specified in its charter)

Delaware	90-1002689
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1511 Maplewood Drive, Itasca, IL	60143
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated Knowles Corporation 2018 Equity and Cash Incentive Plan
(Full title of the plan)

Robert J. Perna
Senior Vice President, General Counsel & Secretary
Knowles Corporation
1151 Maplewood Drive
Itasca, IL 60143
(Name and address of agent for service)

(630) 250-5100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Knowles Corporation (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register 7,300,000 additional shares of its common stock, par value $0.01 per share (the “Additional Shares”), reserved for issuance under the Second Amended and Restated Knowles Corporation 2018 Equity and Cash Incentive Plan (the “Plan”). The reservation of the Additional Shares under the Plan was approved by the Board of Directors of the Registrant on February 20, 2024 and the Registrant’s stockholders on April 30, 2024.

This Registration Statement is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended. Upon filing and effectiveness of this Registration Statement, the total number of shares of Common Stock registered pursuant to the Plan is 23,400,000.

The contents of the Registrant’s previously filed (i) registration statement on Form S-8 relating to the Knowles Corporation 2018 Equity and Cash Incentive Plan (No. 333-224638) filed with the Securities Exchange Commission (the “Commission”) on May 3, 2018 (the “2018 Form S-8”), and (ii) registration statement on Form S-8 relating to the Amended and Restated Knowles Corporation 2018 Equity and Cash Incentive Plan (No. 333-238253) filed with the Commission on May 14, 2020 (the “2020 S-8” and together with the 2018 S-8, the “Prior Registration Statements”) are incorporated by reference into this Registration Statement, except that the provisions contained in Part II of such Prior Registration Statements are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents that have been filed with the Commission by the Registrant are incorporated herein by reference:

(a)    the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on February 21, 2024;

(b)    the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the Commission on May 1, 2024;

(c)    the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2024;

(d)    the description of the Registrant’s Common Stock that is contained in Exhibit 4.1 (Description of Common Stock) in the Registrant’s Form 10-K for the year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as the “Incorporated Documents”).

Any statement contained herein or in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information disclosed by the Registrant under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, that the Registrant may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

The legality of the shares of Common Stock being registered pursuant to this Registration Statement will be passed upon for the Registrant by Robert Perna, Senior Vice President, General Counsel, and Secretary of the Registrant. Mr. Perna is eligible to participate in the Plan. As of May 14, 2024, Mr. Perna holds directly and indirectly shares of the Company’s Common Stock, restricted stock units, options, and/or other rights to acquire Common Stock, that together aggregate less than 1% of the outstanding shares of the Company’s Common Stock.

Item 8. Exhibits.

See Exhibit Index which is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of Knowles Corporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on July 30, 2019.
4.2
Certificate of Amendment to the Restated Certificate of Incorporation of Knowles Corporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2024

4.3	Fourth Amended and Restated By-Laws of Knowles Corporation, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 27, 2022.
4.4
Second Amended and Restated Knowles Corporation 2018 Equity and Cash Incentive Plan, incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 6, 2024.

4.5	Form of Restricted Stock Unit Award Agreement, incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on July 30, 2018.
4.6	Form of Stock Option Award Agreement, incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on July 30, 2018.
4.7	Form of Performance Award Agreement, incorporated by reference to Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-Q filed with the Commission on July 30, 2018.
4.8	Form of Non-Employee Director Restricted Stock Unit Award Agreement, incorporated by reference to Exhibit 10.02 to the Registrant’s Current Report on Form 8-K filed with the Commission on May 1, 2020.
5.1*	Opinion of Counsel as to the legality of the securities being offered.
23.1*	Consent of Counsel (included in its opinion filed as Exhibit 5.1).
23.2*	Consent of PricewaterhouseCoopers LLP.
24.1*	Powers of Attorney (contained in the signature page of this Registration Statement).
107*	Filing Fee Table
*    Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, State of Illinois, on May 14, 2024.

KNOWLES CORPORATION

/s/ JEFFREY S. NIEW
Jeffrey S. Niew
President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Jeffrey S. Niew, John S. Anderson and Robert J. Perna, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JEFFREY S. NIEW	Chief Executive Officer, President and Director (Principal Executive Officer)	May 14, 2024
Jeffrey S. Niew
/s/ JOHN S. ANDERSON	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2024
John S. Anderson
/s/ AIR A. BASTARRICA, JR.	Vice President, Controller (Principal Accounting Officer)	May 14, 2024
Air A. Bastarrica, Jr.
/s/ DONALD MACLEOD	Chairman, Board of Directors	May 14, 2024
Donald Macleod
/s/ KEITH L. BARNES	Director	May 14, 2024
Keith L. Barnes
/s/ ERANIA BRACKETT	Director	May 14, 2024
Erania Brackett
/s/ DANIEL J. CROWLEY	Director	May 14, 2024
Daniel J. Crowley
/s/ DIDIER HIRSCH	Director	May 14, 2024
Didier Hirsch
/s/ YE JANE LI	Director	May 14, 2024
Ye Jane Li
/s/ CHERYL SHAVERS	Director	May 14, 2024
Cheryl Shavers
/s/ MICHAEL S. WISHART	Director	May 14, 2024
Michael S. Wishart